Exhibit 99.2

City Office REIT, Inc.

Pro Forma Consolidated and Combined Financial Statements

(Unaudited)

As previously announced, on July 18, 2014, City Office REIT, Inc. closed on the acquisition of a two-storey, 163,336 square foot office building in the Lewisville submarket of Dallas, Texas (“Lake Vista Pointe”). The contract purchase price for the two-storey building office property was $28.4 million, exclusive of closing costs. The Company funded 35% of the purchase with cash and 65% through debt. Lake Vista Pointe is 100% leased to Ally Financial, Inc.

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2014 reflects the acquisition of Lake Vista Pointe as if the purchase had occurred on June 30, 2014. The unaudited Pro Forma Consolidated and Combined Statements of Operations for the six months ended June 30, 2014 and the year ended December 31, 2013, reflects the acquisition of Lake Vista Pointe as if the purchase had occurred on January 1, 2013. The Pro Forma Consolidated Balance Sheet and Consolidated and Combined Statement of Operations for the six months ended June 30, 2014 of the Company, prior to the Lake Vista Pointe acquisition has been derived from the unaudited Pro Forma Consolidated Balance Sheet and Consolidated and Combined Statement of Operations included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014, filed with the SEC on August 14, 2014. The accompanying unaudited Pro Forma Consolidated and Combined Statement of Operations for the year ended December 31, 2013 of the Company, prior to the Lake Vista Pointe acquisition was derived from the unaudited Pro Forma Consolidated and Combined Statement of Operations for the year ended December 31, 2013, included in the Company’s Prospectus filing on Form 424B4 filed with the SEC on April 16, 2014. The unaudited Pro Forma Consolidated and Combined Statement of Operations for the six months ended June 30, 2014 and the year ended December 31, 2013 include the Plaza 25 acquisition on a Pro Forma basis as explained in Note 3.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the acquisition of the property and are factually supportable. The unaudited Pro Forma Consolidated and Combined Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

The unaudited Pro Forma Consolidated and Combined Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the acquisition had actually occurred on January 1, 2013. Accordingly, the unaudited Pro Forma Consolidated and Combined Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the acquisition of the property occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it. The unaudited Pro Forma Consolidated and Combined Financial Statements exclude any non-recurring charges or credits directly attributable to the acquisition.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of June 30, 2014

(Unaudited)

	Pro Forma City Office REIT Inc. Prior to Acquisition	Lake Vista Pointe Acquisition			Pro Forma Reflecting Acquisition
Assets
Real estate properties, net	$167,095,617	$23,013,392	(A	)	$190,109,009
Cash and cash equivalents	10,175,937	(8,111,991)	(C	)	2,063,946
Restricted cash	12,809,664	—			12,809,664
Rents receivable, net	6,287,588	—			6,287,588
Deferred financing costs, net of accumulated amortization	2,734,641	333,201	(C	)	3,067,842
Deferred leasing costs, net of accumulated amortization	2,482,529	—			2,482,529
Acquired lease intangibles assets, net	25,281,548	3,682,828	(A	)	28,964,376
Prepaid expenses and other assets	2,386,945	29,610	(B	)	2,416,555

Total Assets	$229,254,469	$18,947,040			$248,201,509

Liabilities and Equity
Liabilities:
Debt	$155,002,462	$18,460,000	(C	)	$173,462,462
Accounts payable and accrued liabilities	4,817,775	388,159	(B	)	5,205,934
Deferred rent	438,770	98,881	(B	)	537,651
Tenant rent deposits	1,861,194	—			1,861,194
Acquired lease intangibles liability, net	692,085	—			692,085
Dividends payable	2,094,400	—			2,094,400
Earn-out liability	7,057,351	—			7,057,351

Total Liabilities	171,964,037	18,947,040			190,911,077
Commitments and Contingencies
Equity
Stockholders’ Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 8,192,915 shares issued and outstanding	81,939	—			81,939
Additional paid in capital	45,121,480	—			45,121,480
Accumulated deficit	(3,443,504)	—			(3,443,504)

Total Stockholders’ and Predecessor Equity	41,759,915	—			41,759,915
Operating Partnership noncontrolling interests	16,274,888	—			16,274,888
Noncontrolling interests in properties	(744,371)	—			(744,371)

Total Equity	57,290,432	—			57,290,432

Total Liabilities and Stockholder Equity	$229,254,469	$18,947,040			$248,201,509

City Office REIT, Inc.

Pro Forma Consolidated and Combined Statement of Operations

For the Six Months Ended June 30, 2014

(Unaudited)

	Pro Forma City Office REIT Inc. Prior to Acquisitions	Lake Vista Pointe Acquisition (Note 2)	Second Quarter Acquisition - Plaza 25 (Note 3)	Pro Forma Reflecting Acquisitions
Revenue:
Rental income	$14,951,033	$778,084	$1,522,682	$17,251,799
Expense reimbursement	952,814	444,707	87,631	1,485,152
Other	471,822	—	3,551	475,373

Total Revenues	16,375,669	1,222,791	1,613,864	19,212,324
Operating Expenses:
Property operating expenses	4,522,074	252,324	558,365	5,332,763
Insurance	322,426	19,591	14,912	356,929
Property taxes	1,022,312	184,141	231,003	1,437,456
Property management fees	393,779	22,404	29,943	446,126
Acquisition costs	1,150,147	—	—	1,150,147
Base management fee	185,176	—	—	185,176
Stock based compensation	285,142	—	—	285,142
General and administrative	414,303	—	—	414,303
Depreciation and amortization	6,575,784	619,387	878,554	8,073,725

Total Operating Expenses	14,871,143	1,097,847	1,712,777	17,681,767

Operating Income	1,504,526	124,944	(98,913)	1,530,557
Interest Expense:
Contractual interest expense	(3,954,535)	(395,044)	—	(4,349,579)
Amortization of deferred financing costs	(1,129,046)	—	—	(1,129,046)
Loss on early extinguishment of Predecessor debt	(1,654,826)	—	—	(1,654,826)

	(6,738,407)	(395,044)	—	(7,133,451)
Change in fair value of earn-out	(104,865)	—	—	(104,865)
Gain on equity investment	4,474,644	—	—	4,474,644

Net loss	(864,102)	(270,100)	(98,913)	(1,233,115)
Less:
Net loss attributable to noncontrolling interests in properties	78,970	—	—	78,970
Net income attributable to Predecessor	(1,973,197)	—	—	(1,973,197)
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	814,127	—	—	814,127

Net loss attributable to stockholders	$(1,944,202)	$(270,100)	$(98,913)	$(2,313,215)

Pro forma weighted average common shares outstanding - basic and diluted				8,057,521
Pro forma basic and diluted loss per share				$ (0.29)

City Office REIT, Inc.

Pro Forma Consolidated and Combined Statement of Operations

For the Year Ended December 31, 2013

(Unaudited)

	Pro Forma City Office REIT Inc. Prior to Acquisitions	Lake Vista Pointe Acquisition (Note 2)	Second Quarter Acquisition - Plaza 25 (Note 3)	Pro Forma Reflecting Acquisitions
Revenue:
Rental income	$29,598,376	$1,178,787	$3,000,086	$33,777,249
Expense reimbursement	2,185,817	796,694	184,733	3,167,244
Other	785,162	—	4,841	790,003

Total Revenues	32,569,355	1,975,481	3,189,660	37,734,496
Operating Expenses:
Property operating expenses	8,873,869	520,172	1,136,854	10,530,895
Insurance	610,906	39,851	34,131	684,888
Property taxes	1,805,440	368,526	543,211	2,717,177
Property acquisition costs	1,479,292	—	—	1,479,292
Base management fee	951,365	—	—	951,365
General and administrative	1,477,000	—	—	1,477,000
Property management fees	665,325	79,696	63,914	808,935
Stock based compensation	1,467,792	—	—	1,467,792
Depreciation and amortization	13,065,765	1,248,073	2,124,311	16,438,149

Total Operating Expenses	30,396,754	2,256,318	3,902,421	36,555,493

Operating Income	2,172,601	(280,837)	(712,761)	1,179,003
Canadian offering costs	(1,983,195)	—	—	(1,983,195)
Interest expense, net	(7,197,139)	(790,088)	—	(7,987,227)

Net loss	(7,007,733)	(1,070,925)	(712,761)	(8,791,419)
Net income Attributable to properties	(190,624)	—	—	(190,624)

	(7,198,357)	(1,070,925)	(712,761)	(8,982,043)
Net loss Attributable to Noncontrolling Interests in Operating Partnership	2,358,069	—	—	2,358,069

Net loss Attributable to City Office REIT, Inc.	$(4,840,288)	$(1,070,925)	$(712,761)	$(6,623,974)

Pro forma weighted average common shares outstanding - basic and diluted				8,057,521
Pro forma basic and diluted loss per share				$(0.82)

City Office REIT, Inc.

Notes and Management’s Assumption to Unaudited Pro Forma Consolidated and Combined Financial Statements

Basis of Pro Forma Presentation

1. Notes to the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2014

(A) The acquisition of the Lake Vista Pointe was accounted for using preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition and are therefore subject to change.

(B) Reflects the working capital acquired and assumed through the Lake Vista Pointe acquisition.

(C) Reflects the cash paid and the mortgage loan and related deferred financing costs established upon the acquisition of Lake Vista Pointe.

2. Notes to the Unaudited Pro Forma Consolidated and Combined Statements of Operations for the six month period ended June 30, 2014 and the year ended December 31, 2013

Revenue and property expenses for the Lake Vista Pointe acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expenses related to the Company borrowings, under the mortgage loan, are at a fixed rate of 4.28%.

3. Second Quarter Acquisition - Plaza 25

During the second quarter of 2014, the Company acquired the Plaza 25 property. Financial results for the year ended December 31, 2013 and other information relating to the Plaza 25 acquisition was included in a previously filed Form 8-K/A, filed on August 8, 2014. Financial results for the six months ended June 30, 2014 and the year ended December 31, 2013, related to the Plaza 25 property prior to its acquisition on June 4, 2014, represents the results of operations under the previous owners on a Pro Forma basis, with the exception of depreciation expense which has been based on the preliminary estimates of fair value for the tangible and intangible assets acquired and has been revised from the depreciation expense estimate that was previously included in the Form 8-K/A filed on August 9, 2014. Financial results since the acquisition are included in the Company’s historical consolidated results of operations for the six months ended June 30, 2014.